UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
__________________
Date of Report (Date of earliest event reported) June 15, 2016
Colfax Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)
420 National Business Parkway Annapolis Junction, MD		20701
(Address of principal executive offices)		(Zip Code)
(301) 323-9000
(Registrant’s telephone number, including area code.)
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 15, 2016, Sharon Wienbar was appointed to the Board of Directors of Colfax Corporation (the “Board”), increasing the size of the Board from eight to nine members. Mrs. Wienbar has also been appointed to the Board’s Compensation Committee, effective upon her appointment to the Board. The Board determined that Mrs. Wienbar meets the requirements of an “independent director” as defined in the Section 303A.02 of the NYSE’s Listed Company Manual for purposes of service on the Board and on the Compensation Committee. Thomas Gayner will cease to serve on the Compensation Committee effective at the end of 2016 but will remain a member of the Board’s Audit Committee. The full text of Colfax Corporation’s press release regarding the same issued on June 15, 2016 is attached hereto as Exhibit 99.1.

Consistent with the terms of Colfax Corporation’s director compensation package for non-employee directors, Mrs. Wienbar received a grant of 5,556 restricted stock units upon her appointment to the Board. These restricted stock units will vest in three equal installments on the first three anniversaries of the grant date and will be delivered upon termination of service from the Board. She will also receive an annual cash retainer of $60,000 and an annual equity award of $100,000, consisting of 50% director restricted stock units that vest after one year of service on the Board and 50% director stock options that are fully vested upon grant and exercisable for a seven-year term, which equity awards are made at the time of the Company’s annual shareholders meeting. The Board has approved a director deferred compensation plan which will allow Mrs. Wienbar to defer the delivery of the director restricted stock units and to receive, at her discretion, deferred stock units in lieu of her annual cash retainer and meeting fees.

In connection with Mrs. Wienbar’s appointment to the Board, she and the Company will enter into the Company’s standard form of indemnification agreement for executive officers and directors, the form of which was previously filed as Exhibit 10.3 to the Company’s registration statement on Form S-1 (File No. 333-148486).
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99.1	Colfax Corporation press release dated June 15, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016	COLFAX CORPORATION
	By:	/s/ C. Scott Brannan Name: C. Scott Brannan Title: SVP, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Colfax Corporation press release dated June 15, 2016